STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") dated as of September 29, 1999 (the "Effective Date"), is entered into between INDIVIDUAL INVESTOR GROUP, INC., a Delaware corporation with its principal place of business at 125 Broad Street, 14th Floor, New York, New York 10004 (the "Company"), and TELESCAN, INC., a Delaware corporation, having its principal place of business at 5959 Corporate Drive, Suite 2000, Houston, Texas 77036 (the "Buyer").

1.       SALE AND ISSUANCE OF COMMON STOCK.

         1.1 Subject to the terms and conditions of this Agreement, at the Closing (as defined below) Buyer agrees to purchase from the Company, and the Company agrees to sell, issue and deliver to Buyer, the number of shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock") obtained by dividing THREE MILLION DOLLARS ($3,000,000) (the "Purchase Price") by the Purchase Price Per Share (as defined below) of the Common Stock. As used herein, "Purchase Price Per Share" shall mean one hundred and twenty-five percent (125%) of the average of the last sale prices of the Common Stock, as reported by Nasdaq, for the seven business days prior to the date of the Closing.

2.       CLOSING.

         2.1 The closing of the transaction contemplated by the Agreement (the "Closing") shall occur as soon as practicable following execution of the Agreement, but in any event not more than fourteen (14) days following execution of the Agreement.

3.       CLOSING ITEMS.

         3.1 At the Closing, the Company shall deliver, or cause to be delivered, to Buyer resolutions of the board of directors of the Company authorizing the execution, delivery and consummation of this Agreement, the issuance of the Shares and the other matters contemplated hereby, certified as to their due adoption and continued validity by the Secretary of the Company.

         3.2 Promptly (and in no event more than five (5) business days) after the Closing, the Company shall deliver, or cause to be delivered, to Buyer one or more certificates (as requested by Buyer) representing in the aggregate the Shares.

         3.3 At the Closing, Buyer shall deliver, or cause to be delivered, by wire transfer to the Company to the account the Company shall specify, the Purchase Price in immediately available funds.

4. FURTHER ASSURANCES. Each party shall execute such additional documents and take such other actions as the other party or parties may reasonably request to consummate the transactions contemplated hereby and otherwise as may be necessary to effectively carry out the terms and provisions of this Agreement.

5. REPRESENTATIONS AND COVENANTS OF THE COMPANY. The Company hereby represents and warrants to and covenants with Buyer as follows:

         5.1 Organization. The Company is duly organized, validly existing and in good standing in the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as presently proposed to be conducted and to execute, deliver and perform this Agreement. The Company is duly licensed, authorized and qualified to do business and is in good standing in all jurisdictions (domestic or foreign) in which the conduct of its business or the ownership or leasing of its properties requires it to be so licensed, authorized or qualified, except where its failure to be so licensed, authorized or qualified would not have a material adverse effect, singularly or in the aggregate, on the results of operations, financial condition, properties, business or prospects of the Company (a "Material Adverse Effect").

         5.2 Authority; Execution and Delivery, Etc. The execution, delivery, and performance of this Agreement has been duly authorized by the Company's Board of Directors and no other corporate proceedings on the part of the Company or its stockholders are required. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights in general or general principles of equity.

         5.3 Financial Condition. The consolidated financial statements of the Company included in the Disclosure Documents (as described in Section 5.11) fairly present on a consolidated basis the financial position, the results of operations, the changes in financial position and the changes in stockholders' equity and the other information purported to be shown therein of the Company and its consolidated subsidiaries at the respective dates and for the respective periods to which they apply and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made.

         5.4 Validly Issued Shares. The Shares to be issued, sold and delivered in accordance with the terms of this Agreement for the consideration set out herein, will, upon issuance in accordance with the terms hereof, be duly and validly issued, fully paid and nonassessable, free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable federal and state securities laws. The issuance of the Shares to Buyer pursuant to this Agreement will comply with all applicable laws, including federal and state securities laws, and will not violate the preemptive rights of any person.

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         5.5 Consents. No consent, approval, qualification, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or other third party is required by or with respect to the Company in connection with the execution and delivery of this Agreement, or the consummation by the Company of the transactions contemplated hereby, which has not already been obtained, except for the filing of any notices of sale required to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") or Securities Exchange Act of 1934, as amended (the "Exchange Act") or with the Nasdaq Stock Market, or such post closing filings as may be required under applicable state securities laws which will be timely filed within the applicable periods therefor.

         5.6 Litigation. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company, nor does the Company have any actual knowledge that there is any basis for the foregoing, except for those disclosed in the Disclosure Documents, those for which there has been no manifestation by a potential claimant of an awareness of a possible claim and for which the Company has not determined that it is probable that a claim will be asserted, and those which, if adversely determined, would not reasonably be expected to have a Material Adverse Effect. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened involving the prior employment or engagement of any of the Company's employees or consultant, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers or their current employers/clients (in the case of consultants), or their obligations under any agreements with such employers/clients. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

         5.7 Compliance with Other Instruments. The Company is not in violation or default in any material respect of any provision of its Restated and Amended Certificate of Incorporation, as amended, or bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company; except where such violation or default would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties, except where such violation, default, event, suspension, revocation, impairment, forfeiture or nonrenewal would not reasonably be expected to have a Material Adverse Effect.

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         5.8 Material Facts. The Company has provided Buyer with all the information reasonably available to it that Buyer has requested for deciding whether to purchase the Shares. The representations and warranties by the Company contained in this Agreement, when taken together with the Disclosure Documents, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading, except, with respect to assumptions, projections and expressions of opinions or predictions contained in the documents or written materials furnished by the Company, the Company represents only that such assumptions, projections and expressions of opinions and predictions were made in good faith and the Company believes that there is a reasonable basis therefor.

         5.9 Compliance with Laws. To the best knowledge of the Company, the Company is in compliance in all material respects with all applicable statutes, laws, ordinances, rules, regulations and orders of any governmental entity, except where non-compliance would not reasonably be expected to have a Material Adverse Effect, and the Company has not received any notice or other communication whether oral or written from any governmental entity, arbitrator or any other person regarding any such violation or failure.

         5.10 Subsequent Events. Subsequent to the respective dates as of which information is given in the Disclosure Documents, except as described therein, there has not been any Material Adverse Effect on the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, the Company and its subsidiaries have not sustained any material loss or interference with their businesses or properties from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, and since the date of the latest balance sheet included in the Disclosure Documents, neither the Company nor any of its subsidiaries has incurred or undertaken any liability or obligation, indirect or contingent, except for liabilities or obligations incurred or undertaken in the ordinary course of business and except for any such liabilities or obligations as are reflected in the Disclosure Documents.

         5.11 Disclosure. The Company has provided to Buyer true, correct and complete copies of its Annual Report on Form 10-K for the fiscal year ended December 31 1998; its Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998; its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999 and June 30, 1999; its Notice of Annual Meeting of Stockholders and Proxy Statement relating to its annual meeting of stockholders held on June 22, 1999; and its Current Report on Form 8-K dated June 2, 1999 (collectively, the "Disclosure Documents").

6. REPRESENTATIONS OF BUYER. Buyer hereby represents and warrants to the Company as follows:

         6.1 Buyer is aware that its investment in the Company involves a substantial degree of risk, including, but not limited to the following: (i) if the Company fails to meet the maintenance criteria for continued inclusion on the Nasdaq National Market System ("NMS"), including but not limited to, the requirement that the Company maintain minimum net tangible assets of at least


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$4,000,000 and the requirement that the minimum bid price of the Common Stock is at least $1.00, it may be delisted from the NMS; (ii) the Company has had substantial operating losses for the fiscal year ended December 31, 1998 and for the fiscal quarters ended March 31, 1999 and June 30, 1999 and expects to continue to incur losses in the future; (iii) the Company will need additional financing in the future to fund operating losses and for capital investment in its current and proposed business operations; (iv) the Company's development of its internet products is not currently generating sufficient revenue to cover development and operating expenses, and may not be profitable in the future; (v) management and the existing principal stockholders of the Company beneficially own a substantial amount of the outstanding voting stock of the Company and accordingly are in a position to substantially influence the election of all directors of the Company and the vote on matters requiring stockholder approval; and (vi) the Company's success will to a significant extent rely upon the continued services and abilities of Jonathan Steinberg. Buyer acknowledges and is aware that there is no assurance as to the future performance of the Company.

         6.2 Buyer is purchasing the Shares for its own account for investment and not with a view to or in connection with a distribution of the Shares, nor with any present intention of selling or otherwise disposing of all or any part of the Shares, except as contemplated in Section 8 below. Subject to Section 8 below, Buyer agrees that it must bear the economic risk of its investment because, among other reasons, the Shares have not been registered under the Securities Act, or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned, or otherwise disposed of unless and until they are registered under the Securities Act and under applicable securities laws of certain states, or an exemption from such registration is available.

         6.3 Buyer has the financial ability to bear the economic risk of its investment in the Company (including its complete loss), has adequate means for providing for its current needs and has no need for liquidity with respect to its investment in the Company.

         6.4 Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company and has obtained, in its judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company. Buyer has had full opportunity to ask questions and receive satisfactory answers concerning all matters pertaining to its investment and all such questions have been answered to its full satisfaction. Buyer has been provided an opportunity to obtain any additional information concerning the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense. Buyer has received no representation or warranty from the Company with respect to its investment in the Company, and Buyer has relied solely upon its own investigation in making a decision to invest in the Company.

         6.5 Buyer is an "accredited investor" as defined in Section 2(15) of the Securities Act and in Rule 501 promulgated thereunder.


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         6.6 The execution, delivery, and performance of this Agreement has been duly authorized by Buyer and no other corporate proceedings on the part of Buyer or its stockholders are required. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights in general or general principles of equity.

7.       RESTRICTIONS ON TRANSFER.

         7.1 Restrictions on Transfer. Buyer agrees that it will not sell, transfer, or otherwise dispose of any of the Shares except pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act and the Company has received an opinion of counsel satisfactory to the Company that such exemption is available.

         7.2 Legend. Each certificate for the Shares shall bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH EXEMPTION IS AVAILABLE."

8.       REGISTRATION RIGHTS.

         8.1 Piggyback Registration. From the date of this Agreement until the second anniversary of the issuance of the Shares to Buyer, if the Company proposes to file a registration statement under the Securities Act ("Registration Statement") with respect to an offering for its own account of any class of security (other than a registration statement filed pursuant to the License and Service Agreement of even date herewith between the Company and Buyer or a registration statement on Form S-4 or S-8 or successor forms thereto or filed in connection with an exchange offer or business combination or an offering of securities solely to the Company's existing stockholders), then the Company shall in each case give written notice of such proposed filing to Buyer at least thirty (30) days before the anticipated filing date, and such notice shall offer Buyer the opportunity to register such number of the Shares as Buyer may request (the "Registrable Shares"). Upon the written request of Buyer made within twenty (20) days of receipt of such notice, the Company shall use its best efforts to register the Registrable Shares on the Registration Statement, provided however, that (i) the Company shall not be obligated to register any Registrable Shares if the Company shall promptly deliver to Buyer an opinion of counsel, reasonably satisfactory to Buyer, stating that such securities are saleable without restriction under an exemption from the registration requirements of the Securities Act or shall become so saleable within ninety
(90) days of the filing of the Registration Statement; and (ii) if, in the written opinion of the Company's managing underwriter or underwriters, if any, for such offering, the inclusion of the Registrable Shares, when added to the



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securities being registered by the Company or the selling stockholder(s), will exceed the maximum amount of the Company's securities which can be marketed (a) at a price reasonably related to their then current market value, or (b) without materially and adversely affecting the entire offering, in which case Buyer shall agree to the following if and as requested by the managing underwriter:
(1) to withdraw the Registrable Shares from inclusion on the Registration Statement; (2) to include the Registrable Shares on the Registration Statement, but not to sell any Registrable Shares, without the consent of the managing underwriter, for a period of one hundred and eighty (180) days from the effective date of the Registration Statement or (3) to reduce the amount of Registrable Shares to be included in the Registration Statement to the amount recommended by such managing underwriter; provided that if securities are being offered for the account of other persons or entities as well as the Company (and the underwriters), such reduction shall not represent a greater fraction of the number of Registrable Shares requested to be registered by Buyer than the fraction of similar reductions imposed on such other persons or entities over the amount of securities requested to be registered by such holders.

         8.2 Expenses. All expenses in connection with registrations of the Registrable Shares shall be borne by the Company except for underwriting discounts and commissions, applicable transfer taxes and expenses of counsel to Buyer, which shall be borne by Buyer.

         8.3 Information Relating to Buyer. Buyer agrees that in connection with any Registration Statement which registers its Registrable Shares, that it will provide to the Company all information and execute and deliver all documents, agreements, certificates and other items at its expense, as the Company and/or its counsel reasonably request, and the failure to provide such information or items shall permit the Company to exclude the Registrable Shares from any Registration Statement, or not have declared effective any Registration Statement filed by the Company pursuant to Section 8.1.

         8.4      Indemnification.

                  8.4.1 Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless Buyer and its directors, officers, employees and each person, if any (a "Controlling Person") who controls Buyer within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) to which it may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement in which Buyer's securities shall be included or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with information furnished to the Company with respect to Buyer by Buyer or its agents, in writing, expressly for use in any such registration statement. The Company agrees promptly to notify Buyer of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Registrable Shares in connection with any such registration statement.

                  8.4.2 If any action is brought against Buyer in respect of which indemnity may be sought against the Company pursuant to this Section 8.4, Buyer shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel and payment of actual expenses. Buyer shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Buyer unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) Buyer shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of Buyer), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by Buyer and/or controlling person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if Buyer shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

                  8.4.3 Buyer agrees to indemnify and hold harmless each of the Company, its directors, officers and employees, any underwriter (as defined in the Securities Act) and each Controlling Person of the Company, against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to Buyer, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions directly relating to Buyer in any such registration statement furnished to the Company by Buyer or its agents, in writing, expressly for use in any such registration statement. In case any action shall be brought against the Company or any other person so indemnified based on any such registration statement, and in respect of which indemnity may be sought against Buyer, Buyer shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to Buyer by the provisions of paragraph 8.4.2 above.

         8.5      Contribution.

         (a) In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any person entitled to indemnification under Section 8.4 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Section 8.4 provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act, or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under Section 8.4, then, and in each such case, the Company and Buyer shall contribute, in proportion to their relative fault, to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and Buyer, as incurred; provided, that, no person guilty of a fraudulent


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misrepresentation (within the meaning of Section 11(f) of the Securities Act)
shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (b) Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 8 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

         9.       MISCELLANEOUS.

         9.1 Expenses. Each party shall be liable for its own expenses in connection with the transactions contemplated by this Agreement.

         9.2 Successors and Assigns. All covenants and agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the Company and of Buyer, whether so expressed or not.


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         9.3 Notices, Etc. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered in person, by overnight courier or mailed by certified or registered mail first-class, postage prepaid:

         If to the Company:                    with a copy to:

         Individual Investor Group, Inc.       Graubard Mollen & Miller
         125 Broad Street, 14th Floor          600 Third Avenue
         New York, New York 10004              New York, New York  10016
         Attention:  General Counsel           Attn:  Peter M. Ziemba, Esq.
         fax:  212-742-0742                    fax:  212-818-8881

         If to Buyer:                          with a copy to:

         Telescan, Inc.                        Telescan, Inc.
         5959 Corporate Drive, Suite 2000      5959 Corporate Drive, Suite 2000
         Houston, Texas  77036                 Houston, Texas  77036
         Attention:  Roger C. Wadsworth        Attn:  General Counsel
         fax:  281-588-9843                    fax:  281-588-9843

         Any such notice, request, demand or other communication hereunder shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand or overnight courier, at the time of receipt thereof and (ii) if sent by registered or certified first-class mail, postage prepaid, five business days thereafter. Any party may, by written notice to the other, change the address to which notices to such party are to be delivered or mailed.

         9.4 Governing Law. This Agreement is being delivered and is intended to be performed in the State of New York and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of such State, without reference to principles of choice of law.

         9.5 Entire Agreement. This Agreement, together with any exhibits hereto (which exhibits are an integral part hereof), constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations, representations and proposals, written or oral, with respect to such subject matter. Each party represents that it is not relying on any representations, whether written or oral, not set forth in this Agreement, in determining to execute this Agreement.

         9.6 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement is sought.

         9.7 Severability. If any provision of this Agreement is held invalid, illegal or unenforceable in any respect (an "Impaired Provision"), (a) such Impaired Provision shall be interpreted in such a manner as to preserve, to the maximum extent possible, the intent of the parties, (b) the validity, legality and enforceability of the remaining provisions shall not in any way be affected


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

or impaired thereby, and (c) such decision shall not affect the validity, legality or enforceability of such Impaired Provision under other circumstances. The parties agree to negotiate in good faith and agree upon a provision to substitute for the Impaired Provision in the circumstances in which the Impaired Provision is invalid, illegal or unenforceable.

         9.8 Negotiation. The parties acknowledge that they are entering into this Agreement after consulting with counsel and based upon equal bargaining power, with all parties participating in its preparation. The parties acknowledge and agree that the attorneys for each party have had an equal opportunity to participate in the negotiation and preparation of this Agreement. The terms of this Agreement shall not be interpreted in favor of or against any party on account of the draftsperson, but shall be interpreted solely for the purpose of fairly effectuating the intent of the parties hereto.

         9.9 Counterparts and Facsimile/Photocopy Signatures; Authority of Signatories. This Agreement may be executed in counterparts, and when each Party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one Agreement, which shall be binding upon and effective as to all parties. A signature received via facsimile or photocopy shall be deemed an original for all purposes. Each party represents that the person signing this Agreement on the party's behalf has been duly authorized to execute this Agreement on behalf of such party, and all of the signatories hereto signing in a representative capacity warrant and represent that they have been duly authorized by and on behalf of their respective principals to execute this Agreement.


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


         9.10 Headings. The Article and Section headings used herein are for convenience only and do not define, limit or construe the content of such sections. All references in this Agreement to Article and Section numbers refer to Articles and Sections of this Agreement, unless otherwise indicated.

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.

                                           INDIVIDUAL INVESTOR GROUP, INC.


                                           By:________________________________
                                           Name:  ______________________
                                           Title:   ______________________

                                           TELESCAN, INC.


                                           By:________________________________
                                           Name:    ______________________
                                           Title:   ______________________

                                      -12-